Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement No. 333-132079 on Form S-8 of our reports dated June 20, 2011, relating to the financial statements of Focus Media Holding Limited, and the effectiveness of Focus Media Holding Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Focus Media Holding Limited for the year ended December 31, 2010.
/s/ DELOITTE TOUCHE TOHMATSU CPA LTD.
Shanghai, China
June 20, 2011